Exhibit 23.1  Consent of KPMG Peat Marwick LLP


                         Consent of Independent Auditors


The Board of Directors
Avant! Corporation:

We consent to incorporation by reference in the Registration Statement (No. 333-18445) on Form S-3 and in the Registration Statements (Nos. 333-16981, 333-16303, 333-15159, 333-06405, 33-77196 and 33-77242) on Form S-8 of Avant!
Corporation of our report dated January 22, 1997, except as to the second paragraph of note 11 which is as of March 18, 1997, relating to the consolidated balance sheets of Avant! Corporation as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related consolidated financial statement schedule, which report appears in this December 31, 1996 annual report on Form 10-K of Avant! Corporation.

                                                       /s/ KPMG PEAT MARWICK LLP

San Jose, California
March 28, 1997

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